EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
November 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$64,609,072.34
Principal on Repurchased Contracts	1,167,486.43
Scheduled and Simple Payments Advanced	695,778.89

Total Collections For the Period	$66,472,337.66

Beginning Pool Aggregate Principal Balance	$1,630,632,104.88
Ending Pool Aggregate Principal Balance	$1,564,954,075.10

Scheduled Principal Collections	$58,510,657.78

Beginning Aggregate Discounted Principal Balance	$1,475,323,844.14
Ending Aggregate Discounted Principal Balance	$1,418,327,354.39

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$66,472,337.66
Plus: Reserve Account Draw	854,947.35
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	2,717,720.18
Less: Net Amount Due to Swap Counterparty	—
Less: Monthly Interest Due to Noteholders & Certificateholders	2,427,479.15
Less: Principal Due to Noteholders	56,996,489.75
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$5,185,595.93

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
November 2004

			Per $1000 of
			Original Principal

Class A-1 Notes Distributable Amount	1 Month LIBOR
Monthly Interest	2.1000000%	$—	—
Monthly Principal		—	—

Distributable Amount		$—

Class A-2 Notes Distributable Amount
Monthly Interest		$549,908.94	1.157703
Monthly Principal		56,996,489.75	119.992610

Distributable Amount		$57,546,398.69

Class A-3 Notes Distributable Amount
Monthly Interest		$1,066,666.67	1.666667
Monthly Principal		—	—

Distributable Amount		$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest		$666,600.00	2.200000
Monthly Principal		—	—

Distributable Amount		$666,600.00

Class B Certificates Distributable Amount
Monthly Interest		$144,303.54	2.366667
Monthly Principal		—	—

Distributable Amount		$144,303.54

Total Servicing Fee		$2,717,720.18	1.191951

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,174,946.44
Less: Payments Applied	608,189.77
Current Period Payments Ahead Received	675,973.25

Ending Payment Ahead Balance	$2,242,729.92

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$3,028,696.03
Beginning Outstanding Unreimbursed Simple Interest Advances	$17,684.16
Scheduled Principal and Interest Advances	695,778.89
Simple Interest Advances	—
Reimbursement of Previous Scheduled Principal and Interest Advances	1,320,597.65
Reimbursement of Previous Simple Interest Advances	17,684.16

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,403,877.27
Ending Outstanding Unreimbursed Simple Interest Advances	$—

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
November 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$1,630,632,104.88	$1,564,954,075.10
Total Pool Factor	0.7151708	0.6863654
Class A-1 Notes Balance	$—	$—
Class A-1 Notes Principal Factor	—	—
Class A-2 Notes Balance	$471,350,518.01	$414,354,028.26
Class A-2 Notes Principal Factor	0.9923169	0.8723243
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

Per $1000 of
Original Principal

Beginning Reserve Account Balance	$22,129,857.66
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	854,947.35	28.049822

Ending Reserve Account Balance	$21,274,910.32

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall
Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

November	$1,597,793,089.99	$243,362.26	0.182774
October	$1,665,977,352.24	$424,482.50	0.305754
September	$1,736,279,796.97	$267,770.98	0.185065
Three Month Average Loss Rate			0.224531

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

November	89,347	137	0.153335
October	93,432	155	0.165896
September	97,395	161	0.165306
Three Month Average Delinquency Rate			0.161512

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
November 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03
7	0.95
8	0.95
9	1.08
10	0.97